UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 22, 2008

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously announced, on March 28, 2008, PMA Capital Corporation (the “Company”) entered into a Stock Purchase Agreement with Armour Reinsurance Group Limited (“Armour”), a Bermuda-based corporation, pursuant to which Armour will purchase from the Company all of the issued and outstanding shares of PMA Capital Insurance Company, a Pennsylvania domestic property and casualty insurance company, PMA Re Management Company, a Pennsylvania corporation, and High Mountain Reinsurance, Ltd., a Cayman Islands exempted limited liability company.  On May 22, 2008, Armour filed the Form A Statement Regarding the Acquisition of Control of or Merger with a Domestic Insurer with the Pennsylvania Insurance Department, which formally started the regulatory review process.  The closing of the sale and transfer of ownership is subject to regulatory approval by the Pennsylvania Insurance Department.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PMA Capital Corporation

May 27, 2008	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer